Exhibit 3.1

FIFTH AMENDED AND RESTATED BY-LAWS

OF

OMNICARE, INC.
(a Delaware corporation)
ARTICLE I

Meetings of Stockholders
Section 1.01    Place of Meeting. Meetings of stockholders may be held at any place, within or outside the State of Delaware, as designated by the Board of Directors.
Section 1.02    Annual Meeting.
(a)    General Rule. An annual meeting of stockholders entitled to notice thereof and to vote thereat pursuant to the provisions of the Certificate of Incorporation for the purpose of electing directors and transacting such other business as may properly be brought before the meeting shall be held each year on such day and at such hour as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting delivered to or mailed to stockholders entitled to notice thereof.
(b)    Business to be Conducted. Only such nominations of persons for election to the Board of Directors and such other business shall be conducted at the annual meeting as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized Committee thereof), (2) brought before the meeting by or at the direction of the Board of Directors (or any duly authorized Committee thereof), or (3) otherwise properly requested to be brought before the meeting by a stockholder of record of the corporation who (i) was a stockholder of record at the time of the giving of the notice provided for in Section 1.04 and continues to be a stockholder of record at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) complies with the procedures of this Section 1.02 or Section 2.02, as applicable.
(c)    Determination of Propriety of Business. The chair of an annual meeting shall, if the chair determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, or that the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) (or a qualified representative of the Proposing Stockholder) did not appear at the meeting to present the proposed business, declare to the meeting that the business was not properly brought before the meeting and so declare to the meeting any such business not properly brought before the meeting shall not be transacted, and such business shall be disregarded, notwithstanding that proxies in respect of such business may have been received by the corporation. To be considered a qualified representative of the Proposing Stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting. The requirements of this Section 1.02 shall apply to any business or nominations to be brought by a stockholder before a meeting of the stockholders notwithstanding (1) any reference in these By-laws to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules or regulations promulgated thereunder or (2) that the underlying matter may already be the subject of a notice to the stockholders or public disclosure. Subject to compliance with the requirements of this Section 1.02, nothing in this Section 1.02 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
(d)    Notice of Stockholder Proposals. For business (including, but not limited to, director nominations) to be properly requested to be brought before an annual meeting by a stockholder, the Proposing Stockholder must have given timely notice thereof in writing in proper form to the Secretary even if such matter is already the subject of any notice to the stockholders or public disclosure from the Board of Directors, such business must be a proper matter for stockholder action under the Delaware General Corporation Law (“DGCL”) and, if the Proposing Stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made or any Associated Person, solicits or participates in the solicitation of proxies in support of such proposal, the Proposing Stockholder must have timely indicated its, or each such person’s, intention to do so as provided below. To be timely, a Proposing Stockholder’s notice must be delivered to, or mailed to and received by, the Secretary of the corporation (the “Secretary”) at the principal executive offices of the corporation not more than 120 days nor less than 90 days prior to the anniversary date of the prior year’s annual meeting of the stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Proposing Stockholder in order to be timely must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the corporation not more than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting of the stockholders, or the public disclosure of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the timely giving of a Proposing Stockholder’s notice as described above. For purposes of these By-laws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(e)    Form of Stockholder Proposals. To be in proper form, a Proposing Stockholder’s notice to the Secretary shall set forth as to each matter (other than the nomination of a person for election to the Board of Directors, which form is governed by Section 2.02(b)) the Proposing Stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), (2) as to the Proposing Stockholder and each Stockholder Associated Person, (i) the name and address, as they appear on the corporation’s books, of each such person and of any holder of record of the Proposing Stockholder’s shares, (ii) the class and number of shares of the corporation which are held of record or beneficially owned by each such person and owned by any holder of record of each such person’s shares, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the corporation in writing of the class and number of such shares held of record or beneficially owned by each such person as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any material interest of each such person in such business, (iv) a description of any agreement, arrangement or understanding with respect to such business between or among each such person, and a representation that the Proposing Stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions) that has been entered into as of the date of the Proposing Stockholder's notice by, or on behalf of, each such person, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of each such person with

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respect to shares of stock of the corporation (“Derivative Transactions”), and a representation that the Proposing Stockholder will notify the corporation in writing of any such Derivative Transaction in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a representation that the Proposing Stockholder is a holder of record or beneficial owner of shares of the corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (vii) whether any such person, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposal, and (viii) any other information that is required to be provided by each such person pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A Proposing Stockholder providing notice of any matter (other than the nomination of a person for election to the Board of Directors) shall further update and supplement such notice so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the applicable meeting and as of the date that is 10 business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days after the record date for such meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for such meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to such meeting or any adjournment or postponement thereof). In addition, a stockholder providing notice of any matter (other than the nomination of a person for election to the Board of Directors) shall update and supplement such notice from time to time so that the information provided or required to be provided in such notice pursuant to this Section 1.02(e) shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than three business days following the occurrence of any event, development or occurrence which would cause the information provided or required to be provided to be not true and correct in all material respects (or if such three business day period ends after the date of the applicable meeting, not later than the day prior to such meeting). Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.02. Notwithstanding the foregoing provisions of this Section 1.02, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to matters set forth in this Section 1.02. For purposes of these By-laws, (a) “Associated Person” shall mean any Stockholder Associated Person or Proposed Nominee Associated Person, (b) “Proposed Nominee Associated Persons” shall mean, with respect to the applicable Proposed Nominee, (1) any beneficial owner of shares of the corporation owned of record or beneficially by such Proposed Nominee, (2) any associate of such Proposed Nominee or beneficial owner, (3) any affiliate of such Proposed Nominee or beneficial owner and (4) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral, with such Proposed Nominee or beneficial owner (or any of their respective affiliates or associates) and (c) “Stockholder Associated Person(s)” shall mean, with respect to the applicable stockholder, (1) any beneficial owner of shares of the corporation owned of record or beneficially by such stockholder, (2) any associate of such stockholder or beneficial owner, (3) any affiliate of such stockholder or beneficial owner and (4) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral, with such stockholder or beneficial owner (or any of their respective affiliates or associates).
Section 1.03    Special Meetings.
(a)    Calling Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, the President or the Secretary, and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of a majority of the Board of Directors or of the stockholders of record of shares having a majority of the voting power of the stock of the corporation then entitled to vote on the matter or matters to be brought before the proposed

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special meeting who (1) are stockholders of record at the time of the giving of the notice provided for in Section 1.04 and continue to be stockholders of record at the time of the meeting and (2) comply with the procedures of Section 1.02 or Section 2.02, as applicable. Notwithstanding the foregoing, the stock of the corporation that is subject to any Derivative Transaction shall not under any circumstance be included toward the required majority threshold.
(b)    Calling Stockholder Requested Special Meetings. A stockholder request for a special meeting shall be in writing and delivered to the Secretary, at the principal executive offices of the corporation, signed by each stockholder requesting such meeting, or a duly authorized agent of such stockholder, and shall be accompanied by a notice setting forth (1) in the case of each matter (other than the nomination of a person for election to the Board of Directors) the Proposing Stockholder proposes to bring before the special meeting, the information required by Section 1.02(e) for a stockholder notice of proposed business at an annual meeting and (2) in the case of any nomination of persons for election to the Board of Directors, the information required by Section 2.02(b). A special meeting requested by stockholders shall be held at such date, time and place within or without the state of Delaware as may be designated by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting by one or more stockholders who satisfy the requirements of this Section 1.03 is received by the Secretary at the principal executive offices of the corporation. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if: (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, (ii) the Board of Directors has called or calls for an annual meeting of stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the stockholder's request, (iii) the Secretary receives the request for the special meeting during the period commencing 120 days prior to the anniversary date of the prior year’s annual meeting and ending on the date of the next annual meeting, (iv) an identical or substantially similar item, which shall include the election of directors, was presented at any meeting held within 90 days before the Secretary receives the request for the special meeting, or (v) such request does not comply with this Section 1.03. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares, as determined under the requirements of this Section 1.03, entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the corporation need not present such nominations or other business for a vote at such meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders. The chair of a special meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or other item of business has been properly brought before the meeting in accordance with these By-laws, and if the chair should so determines and declares that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at such meeting.
Section 1.04    Notice and Waiver of Notice. Unless otherwise provided by law, notice of each meeting of stockholders stating the time, place and purpose or purposes thereof, shall be given to each stockholder of record entitled to vote at such meeting, not less than 10 days nor more than 60 days before the day on which the meeting is to be held, by delivering a written notice personally or mailing a written notice to each stockholder of record entitled to vote thereat or by providing notice in such other form and by such other method as may be permitted by the DGCL. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at the stockholder’s address as it appears on the stock ledger of the corporation unless, prior to the time of mailing, the stockholder shall have filed with the Secretary a

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written request that notices intended for the stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of any meeting of stockholders need not be given to any person who may become a stockholder of record after the record date of such meeting fixed pursuant to Section 7.03, nor to any person who shall attend the meeting in person or by proxy nor to any stockholder who shall sign a waiver of such notice in writing either before, after or at the time of such meeting. Except as otherwise provided by law, notice of any adjourned meeting of stockholders need not be given.
Section 1.05    List of Stockholders. The Secretary, or other officer of the corporation who has charge of the stock ledger of the corporation, shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held, and such list shall be produced and kept at the time and place of such meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be provided at the time and place of each meeting and shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at such meeting.
Section 1.06    Organization and Conduct of Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board or, in his or her absence or inability to act, by another chair designated by the Board of Directors. The Secretary, or in the absence of the Secretary, a person appointed by the chair of the meeting, shall act as secretary of the meeting and keep the minutes thereof. The order of and the rules for conducting business at all meetings of the stockholders shall be determined by the chair of the meeting.
Section 1.07    Quorum. The stockholders of record, present in person or represented by proxy, of shares having a majority of the voting power of the stock of the corporation entitled to vote thereat, shall be necessary and sufficient to constitute a quorum at all meetings of stockholders, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.
Section 1.08    Adjournments; Postponement. In the absence of a quorum, the stockholders of record of shares having a majority of the voting power of the stock of the corporation represented in person or by proxy at the time and place of the meeting, or the chair of the meeting, may adjourn the meeting from time to time until a quorum shall be present, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Furthermore, after the meeting has been duly organized, the chair of the meeting may adjourn any meeting of stockholders, annual or special, from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. Any previously scheduled meeting of stockholders may be postponed by the Board of Directors prior to the date previously scheduled for such meeting and the corporation shall publicly announce such postponement.
Section 1.09    Voting. When a quorum is present at any meeting of stockholders, the vote of the holders of shares having a majority of the voting power of the stock of the corporation represented and entitled to vote at such meeting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. A stockholder may vote either in person or by authorizing another person to act for him, her or it

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by proxy, but no proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. Such authorization must be in writing and executed by the stockholder or his or her authorized officer, director, employee, or agent. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
Section 1.10    Consent in Lieu of Meeting. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the stockholders of record of shares having not less than the minimum voting power that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Section 1.11    Inspectors. In advance of or at any meeting of the stockholders, the Board of Directors or the chair of the meeting may, and shall if required by applicable law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment or postponement thereof and make a written report thereof. The Board of Directors or the chair of the meeting may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, certify their determination of the number of shares of stock outstanding and the voting power of each and such inspectors’ count of all votes, ballots or consents, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Upon request of the chair of the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.
ARTICLE II
Directors
Section 2.01    Number. The number of directors which shall constitute the whole Board of Directors shall be no fewer than three nor more than 30. The first Board of Directors shall consist of three directors. Thereafter, within the minimum and maximum above specified, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or, in the absence thereof, shall be the number of directors elected at the preceding annual meeting of stockholders.
Section 2.02    Election; Nomination.
(a)    General Rule. Directors shall be elected at each annual meeting of stockholders and any special meeting at which directors are to be elected in accordance with the corporation’s notice of meeting, and may also be elected as provided in Section 2.05. Each director shall be elected by a “majority of the votes cast” (as defined herein) with respect to the director, unless the election is contested, in which case directors shall be elected by a plurality of the votes cast. For purposes of this Section 2.02, an election is contested if as of a date that is 14 days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected. For purposes of this Section 2.02, a “majority of the votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. In an election that is not contested, if a director does not

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receive a majority of the votes cast for his or her election, as determined based upon the certified election results, the director shall promptly tender his or her resignation to the Board of Directors for consideration by the Nominating and Governance Committee thereof. The Nominating and Governance Committee shall promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board of Directors the action to be taken with respect to such tendered resignation. The Board of Directors will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results. Directors need not be stockholders of the corporation.
(b)    Notice of Stockholder Nominations. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such Proposing Stockholder must have given timely notice thereof in proper written form to the Secretary in accordance with the provisions of Section 1.02(d) or 1.03(b), as applicable. Such stockholder’s notice shall set forth (1) as to each person whom the Proposing Stockholder proposes to nominate for election or re-election as a director and each Proposed Nominee Associated Person, as applicable: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of capital stock of the corporation which are owned of record and beneficially owned by such person; (iv) a description of all arrangements or understandings between the Proposing Stockholder and each such person pursuant to which the nomination or nominations are to be made by the stockholder; and (v) any other information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (2) as to such Proposing Stockholder giving notice and each Stockholder Associated Person, the information required to be provided pursuant to Section 1.02(e). A Proposing Stockholder providing notice of any nomination as required under Section 2.02(b) shall further update and supplement such notice so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the applicable meeting and as of the date that is 10 business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days after the record date for such meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for such meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to such meeting or any adjournment or postponement thereof). In addition, a stockholder providing notice of any nomination shall update and supplement such notice from time to time so that the information provided or required to be provided in such notice pursuant to this Section 2.02(b) shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than three business days following the occurrence of any event, development or occurrence which would cause the information provided or required to be provided to be not true and correct in all material respects (or if such three business day period ends after the date of the applicable meeting, not later than the day prior to such meeting). Notwithstanding anything in these By-laws to the contrary, no nomination shall be conducted at a meeting except business brought before the meeting in accordance with the procedures set forth in this Section 2.02(b). Notwithstanding the foregoing provisions of this Section 2.02(b), a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 2.02(b).
(c)    Eligibility of Nominees. To be eligible to be a nominee for election or reelection, and to serve, as a director of the corporation, a nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.02(d) or 1.03(b), as applicable) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of the beneficial owner, if any, on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request)

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that such person (1) understands his or her duties as a director under the DGCL and agrees to act in accordance with those duties while serving as a director, (2) is not and will not become a party to any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person as to how a person, if elected as a director, will act or vote on any issue or question, (3) is not and will not become a party to any agreement, arrangement or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification, and has not received and will not receive any such direct or indirect compensation, reimbursement or indemnification from any person other than the corporation, in connection with such nominee’s candidacy or such nominee’s service or action as a director that has not been disclosed to the Secretary, (4) will comply with all informational and similar requirements of applicable laws, regulations and stock exchange listing standards, (5) in such person’s individual capacity and on behalf of any person on whose behalf the nomination is being made, if elected as a director, will comply with all applicable policies and guidelines of the corporation, including, without limitation, those relating to corporate governance, conflict of interest, confidentiality, stock ownership and securities trading and (6) if elected as a director, will act in the best interests of the corporation and its stockholders and not in the interests of individual constituencies. The corporation may require any nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or to comply with the listing rules of the New York Stock Exchange or other principal securities exchanges on which the stock of the corporation is then traded, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards of the Board of Directors that may be applicable, from time to time, to directors of the corporation.
(d)    Determination of Propriety of Nominations. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. If the chair of the meeting of stockholders at which directors are to be elected determines that a nomination was not made in accordance with the procedures prescribed by these By- laws or that the nominating stockholder (or a qualified representative of such stockholder) did not appear at the meeting to present the nomination, the chair of the meeting shall so declare at the meeting, and the defective nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation. The foregoing notice provision shall not apply to any person nominated by the Board of Directors for election as a director in the place of any person nominated by the Board of Directors who, after the notice of the meeting of stockholders has been mailed and prior to the meeting, dies or declines or is unable to serve as a director if nominated and elected. The requirements of Section 2.02 shall apply to any nominations to be brought by a stockholder before a meeting of the stockholders notwithstanding (1) any reference in these By-laws to the Exchange Act or the rules or regulations promulgated thereunder or (2) that the nomination may already be the subject of a notice to the stockholders or public disclosure.
Section 2.03    The Chairman of the Board. The Board of Directors may elect from among its members one member to serve as Chairman of the Board, which member shall serve as Chairman of the Board until another member is elected to the position. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders and exercise such powers as from time to time shall be prescribed by these By-laws or by the Board of Directors.
Section 2.04    Term of Office. Each director shall serve until the director’s successor is duly elected and qualified, or until the director’s death, resignation, disqualification or removal.
Section 2.05    Resignations; Filling of Vacancies. Any director may resign at any time by giving notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Unless otherwise specified in such notice, such resignation shall be effective upon receipt of such notice by the Board of Directors or such officers. Vacancies in the Board of Directors, whether caused by resignation,

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removal, death or any other reason, and newly created directorships resulting from any increase in the authorized number of directors, may be filled either by majority vote of the directors then remaining in office (whether or not sufficient in number to constitute a quorum), or by a sole remaining director, or by a plurality of the votes cast at the meeting of stockholders held for that purpose. In the event that one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned effective at a future date, shall have power to fill the vacancy or vacancies which will result when such resignation or resignations become effective, the vote thereon to take effect when such resignation or resignations become effective.
Section 2.06    Powers. The business and affairs of the corporation shall be managed by the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.
ARTICLE III
Meetings of the Board of Directors
Section 3.01    Place of Meeting. Meetings of directors, both regular and special, may be held either within or without the State of Delaware at such places as the Board may from time to time determine.
Section 3.02    Annual and Regular Meetings. The annual meeting of the Board of Directors for the election of officers, and for the transaction of such business as may be deemed desirable by the directors present, shall be held in each year immediately following the annual meeting of stockholders, at the place of such meeting, or at such time and place as the retiring Board of Directors may have designated. If the annual meeting of the Board of Directors is so held, no notice thereof need be given. The Board of Directors from time to time may provide for the holding of regular meetings and fix the times and places of such meetings, and no notice need be given of regular meetings held at the times and places so fixed.
Section 3.03    Special Meetings and Notice thereof; Waiver of Notice. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or the Secretary, and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of any two directors, such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President or the Secretary. Notice of each special meeting of the Board of Directors shall be mailed to each director, postage prepaid, addressed to the director at his or her residence or his or her usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to the director at such place by facsimile or electronic mail or shall be telephoned or delivered to him or her personally not later than the day before the meeting is to be held. Notice of any special meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof in writing or by facsimile or electronic mail, either before, after or at the time of such meeting.
Section 3.04    Adjourned Meetings. In the absence of a quorum, a majority of the directors present at the time and place of any meeting or of any adjournment thereof (or if only one director be present, then that one) may adjourn the meeting from time to time, without notice other than announcement at the time and place of such meeting or adjournment, until a quorum shall be present. At any adjourned session of any such meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.
Section 3.05    Quorum. At each meeting of the Board of Directors (subject to the provision of Section 2.05 regarding the filling of vacancies), the presence of a majority of the total number of directors constituting the whole Board of Directors, as determined pursuant to Section 2.01, shall constitute a quorum for the transaction of business. Except as otherwise specifically provided by law, by the Certificate of Incorporation, or by these By-laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

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Section 3.06    Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as applicable, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee, as applicable.
Section 3.07    Participation of Telephone. Directors may participate in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation shall constitute such directors’ presence at such meeting.
ARTICLE IV
Executive Committee and Other Committees
Section 4.01    Creation of Committee. The Board of Directors may, by action of a majority of the whole Board of Directors, designate an Executive Committee and/or one or more other committees, each consisting of two or more directors.
Section 4.02    Powers of Committee. Subject to any limitations imposed by law or by resolution adopted by a majority of the whole Board of Directors, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all power and authority of the Board of Directors in the management of the business and affairs of the corporation, except as provided by law or any power or authority in reference to (a) amending the Certificate of Incorporation, (b) approving an agreement of merger or consolidation, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (d) approving the dissolution of the corporation or the revocation of a dissolution, (e) altering, amending or repealing these By-laws, (f) declaring a dividend or authorizing any other distribution to the stockholders, (g) authorizing the issuance of capital stock of the corporation, or any rights, options or warrants to acquire the same, except pursuant to a plan previously approved by the Board of Directors, (h) designating any committee of the Board of Directors or appointing or removing a member of any committee designated by the Board of Directors, (i) filling vacancies on the Board of Directors, or (j) electing or removing the Chairman of the Board or an officer of the corporation. Each other committee shall have and may exercise, when the Board of Directors is not in session, such powers, not exceeding those which may be granted to the Executive Committee, as the Board of Directors shall confer.
Section 4.03    Meetings and Proceedings. Except as otherwise provided in these By-laws or by resolution of the Board of Directors, each committee may adopt its own rules governing the conduct of its proceedings. Each committee shall keep regular minutes of its proceedings and shall report the same to the Board of Directors at the Board of Directors’ next regular meeting thereof. All actions by any committee shall be subject to revision and alteration by the Board of Directors, provided that no such revision or alteration shall affect the rights of third parties. At each meeting of any committee, the presence of a majority of the total number of members constituting the committee shall constitute a quorum for the transaction of business. The vote of a majority of the members of the committee present at any meeting at which a quorum is present shall be the action of the committee except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these By-laws.
Section 4.04    Term of Office; Resignations; Removals; Filling of Vacancies. The term of office of a member of a committee shall be as provided in the resolution of the Board of Directors designating the committee or designating him or her as a member but shall not exceed his or her term of office as a director. If prior to the end of his term of office as a member of a committee a member should cease to be a director, he or she shall cease to be a member of the committee. Any member of any committee may resign at any time by giving notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Unless otherwise specified in such notice, such resignation shall be effective upon receipt of such notice by the Board of Directors or such officer. Any member of any committee may be removed at any time from such committee, either for or without cause, by action of a majority of the whole Board of

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Directors. Vacancies in any committee may be filled by the Board of Directors by action of a majority of the whole Board of Directors.
ARTICLE V
Officers
Section 5.01    Election; Number; Qualifications; Term. The officers of the corporation shall be elected by a majority of the whole Board of Directors, and shall include a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as may be elected in the discretion of the Board of Directors. Any two or more offices may be held by the same person. Officers need not be directors or stockholders of the corporation. Each officer shall hold office until his successor is elected and qualified, or until his death, resignation, disqualification or removal.
Section 5.02    Powers and Duties in General. In addition to the powers and duties prescribed by these By-Laws or assigned to them by the Board of Directors, the officers and assistant officers shall have such powers and duties as are usually incident to their respective offices, subject to the control of the Board of Directors.
Section 5.03    The Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general charge of the business and affairs of the corporation and general supervision of its officers, employees and agents. The Chief Executive Officer shall, during any absence of the Chairman of the Board, preside at meetings of the stockholders and carry out all of the duties of the Chairman of the Board, and preside at meetings of the Board of Directors. The Chief Executive Officer shall also perform such other duties as may be assigned to him or her by the Board of Directors and the Chief Executive Officer shall prepare and present reports to the Board of Directors concerning the state of the corporation’s business and affairs. The Board of Directors may designate one of the other officers of the corporation to perform the duties of the Chief Executive Officer in his absence.
Section 5.04    The President. The President shall perform such duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.
Section 5.05    The Vice Presidents. An Executive Vice President, a Senior Vice President or Vice President shall perform such duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board of Directors or by any committee thereunto authorized.
Section 5.06    The Secretary. The Secretary shall cause the minutes of all proceedings of the stockholders and the Board of Directors to be recorded in the minute book of the corporation, shall cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law, and shall have charge and custody of the records and the seal of the corporation.
Section 5.07    The Treasurer. The Treasurer shall have charge and custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements, shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated in accordance with these By-laws, and shall render a report and account of the transactions of the corporation and of the financial condition of the corporation whenever so required by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.
Section 5.08    Resignations; Removals; Filling of Vacancies. Any officer may resign at any time by giving notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise specified in such notice, such resignation shall be effective upon receipt of such notice by the Board of Directors or such officer. Any officer may be removed at any time, either for or without cause, by action of a majority of the whole Board of Directors. If the office of any

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officer elected or appointed by the Board of Directors becomes vacant for any reason, the vacancy may be filled by the Board of Directors at any regular or special meeting of the Board of Directors.
Section 5.09    Bonding. None of the officers, assistant officers and other employees, agents or representatives of the corporation shall be required to give bond unless the Board of Directors shall in its discretion require any such bond or bonds. Any bond so required shall be payable to the corporation in such amount and with such conditions and security as the Board of Directors may require.
ARTICLE VI
Instruments, Deposits, Checks, Proxies
Section 6.01    Execution of Instruments. The Chief Executive Officer, the President or any Vice President may enter into any contract or execute and deliver any instrument (including, but not limited to, any check, bill of exchange, order for the payment of money, promissory note, acceptance, evidence of indebtedness or proxy to vote with respect to shares of stock of another corporation owned by or standing in the name of the corporation) in the name and on behalf of the corporation, subject to the control of the Board of Directors. The Board of Directors may authorize any officer, employee or agent to enter into any contract or execute and deliver any such instrument in the name and on behalf of the corporation, and such authorization may be general or confined to specific instances. To the extent authorized by the Board of Directors the signature of any such person may be a facsimile.
Section 6.02    Deposits. Monies and other valuable effects of the corporation may be deposited from time to time to the credit of the corporation with such depositories as may be selected by the Board of Directors or by any committee, officer or agent of the corporation to whom power of selection may be delegated from time to time by the Board of Directors.
ARTICLE VII
Stock Certificates; Registered Holders
Section 7.01    Issuance; Signatures. The shares of the corporation shall be represented by certificates or shall be uncertificated (shares that may be evidenced by a book-entry system maintained by the registrar of such stock). Stock certificates shall be in such form as shall be approved by the Board of Directors. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by the Chief Executive Officer, the President or a Vice President, and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the corporation. If such certificate is countersigned by a transfer agent other than the corporation or one of its employees, or a registrar other than the corporation or its employees, any other signature on the certificate may be a facsimile.
Section 7.02    Continuing Validity of Signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 7.03    Fixing the Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or entitled to consent to corporate action in writing without a meeting, or entitled to receive any dividend payment, distribution or allotment of rights, or entitled to exercise rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting nor more than 60 days prior to any other action, and only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to such notice of or to be present or to vote at such meeting or

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any adjournment or postponement thereof, or to express such consent, or to receive such payment, distribution or allotment, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.
Section 7.04    Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books (the “stockholder of record”) as the owner of shares to have the rights of a stockholder with respect thereto, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
Section 7.05    Lost Certificates. When any certificate of stock is alleged to have been lost, destroyed or wrongfully taken the corporation shall issue a new certificate if the owner (a) so requests in writing before the corporation has notice that the certificate has been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond indemnifying the corporation and any transfer agent and registrar of the class of stock involved against claims that may be made against it or them on account of the lost, destroyed or wrongfully taken certificate or the issuance of a new certificate, of such kind and in such amount as determined by the Board of Directors to be adequate to protect the interest of the corporation, and (c) satisfies any other reasonable requirements imposed by the corporation. The Board of Directors may waive the requirement of any such indemnity bond.
ARTICLE VIII
Miscellaneous
Section 8.01    Offices. The registered office of the corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The corporation may also have offices at other places within or without the State of Delaware.
Section 8.02    Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January in each year, and shall end on the 31st day of December in such year.
Section 8.03    Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.
Section 8.04    Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors, including the Chairman of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance of each meeting of the Board of Directors and/or a stated salary as director. Members of committees may be allowed like compensation and expenses for attending committee meetings. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.
Section 8.05    Compensation of Officers and Employees. The compensation of the Chief Executive Officer and, to the extent the Board of Directors shall deem advisable, the compensation of all other officers, employees, agents and representatives of the corporation shall be fixed by the Board of Directors or in accordance with procedures adopted by it. Compensation may be contingent and/or measured in whole or in part by the profits of the corporation and its subsidiaries or a segment thereof. Bonuses, other extra or incentive compensation, deferred compensation and retirement benefits may be paid. Such amounts may be payable in cash, stock of the corporation or other property. The Board of Directors may delegate the authority contained in this Section 8.05 to such directors, officers, employees or agents of the corporation as the Board of Directors deems advisable.

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Section 8.06    Amendment of By-laws. The By-laws may be altered, amended or repealed from time to time, and new By-laws may be made and adopted, by action of a majority of the whole Board of Directors or by the stockholders.
Section 8.07    Forum for Adjudication of Disputes. Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or other agent of the corporation to the corporation or the stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-laws, or (d) any action asserting a claim governed by the internal affairs doctrine shall, in each case, be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court of the District of Delaware). Any person that purchases or otherwise acquires an interest in the stock of the corporation will be deemed to (1) have notice of, and agree to comply with, the provisions of this Section 8.07, and (2) consent to the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin any action by that person that is inconsistent with the exclusive jurisdiction provided for in this Section 8.07. If any provision or provisions contained in this Section 8.07 is held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 8.07 (including, without limitation, each portion of any sentence of this Section 8.07 containing any such provision or provisions held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision or provisions to other persons and circumstances shall not in any way be affected or impaired thereby.

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